SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

March 12, 2019

Date of Report (Date of Earliest Event Reported)

Brightlane Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-54027	300782905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 West Loop South, Suite 600
Houston TX	77056
(Address of principal executive offices)	(Zip Code)

(888) 468-2856

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

On March 12, 2019, Brightlane Corp. (the “Company”) terminated the subscription agreement entered into with Brightlane Acquisition Corp. (the “Investor”). on December 9, 2015.  The Investor is an affiliate shareholder of the Company.

Pursuant to this agreement, the Company sold a $250,000 promissory note, one share of Series A Preferred Voting Stock, and one share of Series B Preferred Voting Stock to the Investor in exchange for $250,000 and for the Investor’s agreement to utilize its best efforts to cause a capital injection of up to $3,000,000 into the Company on or before January 1, 2017.  This agreement has been renewed up through March 12, 2019.

The agreement was terminated due to the Board determining that it was no longer desirable to continue extending the agreement.  As a result of this termination, the Series A and Series B Preferred Voting Stock has been returned to the Company for cancellation.  There are no penalties incurred by terminating this agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Brightlane Corp.

By:      /s/ Steve Helm

Steve Helm

Chief Executive Officer

Chief Financial Officer

Dated:  March 18, 2019